EXHIBIT 1.1

EXECUTION VERSION

7,904,340 SHARES

CINEDIGM CORP.

CLASS A COMMON STOCK

UNDERWRITING AGREEMENT

October 17, 2013

B. Riley & Co., LLC
As representative of the several Underwriters
named in Schedule I hereto
11100 Santa Monica Boulevard
Suite 800
Los Angeles, CA 90025

Ladies and Gentlemen:

Cinedigm Corp., a Delaware corporation (the “Company”) proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom B. Riley & Co., LLC is acting as the representative (the “Representative”), an aggregate of 7,904,340 authorized but unissued shares (the “Firm Shares”) and, at the election of the Underwriters, up to 1,185,650 additional shares (the “Additional Shares”) of Class A Common Stock, $.001 par value per share (the “Common Stock”), of the Company (the Firm Shares and the Additional Shares that the Underwriters elect to purchase pursuant to Section 3 hereof being collectively called the “Securities”).

As part of the transactions described under the heading “Pending Acquisition” in the Time of Sale Disclosure Package (as defined below), pursuant to a Membership Interest Purchase Agreement (the “MIPA”) dated as of October 17, 2013, among the Company and the sole member of Target (“Tg”), the Company intends to acquire all of the issued and outstanding membership interests of Tg (the “Acquisition”) in consideration in part for 666,978 shares of Common Stock (the “Acquisition Shares”). In addition, concurrently with the offering of the Securities contemplated hereby, the Company expects to issue in one or more securities purchase agreements (collectively, the “Private Placement Agreement”) in a private placement (the “Private Placement”) up to $5,000,000 in aggregate principal amount of subordinated notes, up to $2,000,000 in shares of Common Stock and warrants to purchase up to 1,500,000 shares of Common Stock (collectively, the “Private Placement Securities”).

The Company and the Underwriters hereby confirm their agreement with respect to the purchase and sale of the Securities as follows:

1.           REGISTRATION STATEMENT AND PROSPECTUS.  The Company has prepared and filed with the Securities and Exchange  Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-179970) under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement as may have been required to the date of this Agreement.  Such registration statement has been declared effective by the Commission.  Such registration statement, at any given time, including amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act or otherwise pursuant to the Rules and Regulations at such time, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”

The Company proposes to file with the Commission pursuant to Rule 424 under the Securities Act a final prospectus supplement relating to the Securities to a form of prospectus included in the Registration Statement relating to the Securities in the form heretofore delivered to the Underwriters.  Such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus.”  Such supplemental form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus.”  Any preliminary form of Prospectus which is filed or used prior to filing of the Prospectus is hereinafter called a “Preliminary Prospectus.”  Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).  All references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is deemed to be incorporated by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

2.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

(a)           The Company represents and warrants to, and agrees with, the Underwriters as follows:

(i)           No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and each Preliminary Prospectus, at the time of filing or the time of first use within the meaning of the Rules and Regulations, complied in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any

Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Representative specifically for use in the preparation thereof.

(ii)           The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.  No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

(iii)           Each part of the Registration Statement and any post-effective amendment thereto, at the time such part became effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B under the Securities Act), at all other subsequent times until the expiration of the Prospectus Delivery Period (as defined below), and at each Closing Date (as hereinafter defined), and the Prospectus (or any amendment or supplement to the Prospectus), at the time of filing or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until expiration of the Prospectus Delivery Period, and at each Closing Date complied and will comply in all material respects with the applicable requirements and provisions of the Securities Act, the Rules and Regulations and the Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until the expiration of the Prospectus Delivery Period, and at each Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the rules and regulations of the Commission applicable thereto. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to the Underwriters furnished to the Company by the Representative, specifically for use in the preparation thereof.

(iv)           Neither (A) the Issuer General Free Writing Prospectus(es) issued at or prior to the Time of Sale, the Statutory Prospectus and the information set forth in Schedule II to this Agreement, all considered together (collectively, the “Time of Sale Disclosure Package”), nor (B) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, includes or included as of the Time of Sale any untrue statement of a material fact or omits or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus included in the Registration Statement or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Representative specifically for use therein.  As used in this paragraph and elsewhere in this Agreement:

(1)           “Time of Sale” means 4:05 p.m. (Eastern time) on the date of this Agreement.

(2)           “Statutory Prospectus” as of any time means the Preliminary Prospectus that is included in the Registration Statement immediately prior to that time.  For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B under the  Securities Act shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

(3)           “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(4)           “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III to this Agreement.

(5)           “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus.

(v)           (A)  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Prospectus Delivery Period or until any earlier date that the Company notified or notifies the Underwriters as described in Section 4(a)(iii)(B), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Representative specifically for use therein.

(B)           (1)  At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (2) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, including the Company or any subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Securities Act.

(C)           Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

(vi)           The financial statements of the Company, together with the related notes, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present the consolidated financial condition of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus.  There is no pro forma or as adjusted financial information which is required to be included in the Registration Statement, the Time of Sale Disclosure Package, or the Prospectus or a document incorporated by reference therein in accordance with the Securities Act and the Rules and Regulations which has not been included or incorporated as so required.  To the Company’s knowledge, EisnerAmper LLP, which has expressed its opinion with respect to the audited financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is an independent public accounting firm within the meaning of the Securities Act and the Rules and Regulations and such accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

(vii)           Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.  Each of the Company and its subsidiaries has the corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement, the MIPA or the Private Placement Agreement (“Material Adverse Effect”).

(viii)           Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries, or any material adverse change in the financial condition, business, prospects, property, operations or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Change”).

(ix)           Except as set forth in the Time of Sale Disclosure Package and the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, might result in any Material Adverse Change.

(x)           This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.  The execution, delivery and performance of this Agreement, the MIPA and the Private Placement Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties except for violations and defaults which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the MIPA and the Private Placement Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s charter or by-laws.  No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the MIPA or the Private Placement Agreement or for the consummation of the transactions contemplated hereby or thereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Securities Act, state securities or blue sky laws, or the NASDAQ Listing Rules; and the Company has the power and authority to enter into this Agreement and to authorize, issue and sell the Securities as contemplated by this Agreement.

(xi)           All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Underwriters); the Securities which may be sold hereunder by the Company, the Private Placement Securities and the Acquisition Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and (other than the warrants comprising part of the Private Placement Securities) nonassessable; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. Except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound.  Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company that have not been waived.  All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration  Statement, in the Time of Sale Disclosure Package and in the Prospectus and except for any directors’ qualifying shares, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company.  The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.

(xii)           The Company and each of its subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect in all material respects; and the Company and each of its subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

(xiii)           The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus as being owned by them which are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

(xiv)           The Company and each of its subsidiaries owns or possesses all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus; except as stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, to the knowledge of the Company, no name which the Company or any of its subsidiaries uses and no other aspect of the business of the Company or any of its subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others material to the business or prospects of the Company and its subsidiaries and neither the Company nor any of its subsidiaries has received any notice alleging any such infringement or fee.

(xv)           Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject.

(xvi)           The Company and its subsidiaries have timely filed all federal, state and local income tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith.

(xvii)           The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Securities Act to be distributed by the Company; provided, however, that, except as set forth on Schedule III, the Company has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except in accordance with the provisions of Section 4(a)(xiv) of this Agreement.

(xviii)            The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NASDAQ Global Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Global Market nor has the Company received any notification that the Commission or the NASDAQ Global Market is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the NASDAQ Global Market for maintenance of inclusion of the Common Stock on the NASDAQ Global Market.

(xix)           Other than the subsidiaries of the Company listed on Schedule IV hereto, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(xx)           The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit  preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, since March 31, 2013, there has been (i) no material weakness or significant deficiencies in the Company’s internal control over financial reporting (whether or not remediated), (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting and (iii) no fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(xxi)           Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xxii)           The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(xxiii)           The Company is not and, after giving effect to the offering and sale of the Securities, the Private Placement Securities and the Acquisition Shares, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxiv)           As of the filing date of the Registration Statement and as of any update of the Registration Statement pursuant to Section 10(a)(3) of the Securities Act (including the filing of any Annual Report on Form 10-K), the Company was eligible to file a “shelf” Registration Statement on Form S-3 with the Commission.

(xxv)           The documents incorporated by reference in the Time of Sale Disclosure Package, the Registration Statement and in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Time of Sale Disclosure Package, the Registration Statement or in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxvi)           The Company is in substantial compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder that are effective with respect to the Company and its subsidiaries on the date of this Agreement, except  where  such  noncompliance  would not have, individually or in the aggregate, a Material Adverse Effect.

(xxvii)                       The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer.  The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.

(xxviii)                        The Company has no knowledge of any fact or condition regarding Tg and its subsidiaries that is not disclosed in the Time of Sale Disclosure Package that would reasonably be expected to have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets, business or prospects of Tg and its subsidiaries, taken as a whole.

(xxix)           Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any of its directors, officers, agents, employees, affiliates or other person acting on their behalf is aware of or has taken any action, directly or indirectly, that has violated or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.  The Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxx)           The operations of the Company and its subsidiaries are and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxi)           Neither the Company nor any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxii)                      No approval of the stockholders of the Company under the rules and regulations of NASDAQ (including Rule 5635 of the NASDAQ Listing Rules) is required for the Company to issue and deliver the Securities to the Underwriters.

(xxxiii)                       Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that would be integrated with the offer and sale of the Securities contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission. The offer, issuance and sale of the Private Placement Securities and the Acquisition Shares are exempt from registration under the Securities Act and the Rules and Regulations.

(b)           Any certificate signed by any officer of the Company and delivered to the Underwriters or to the Underwriters’ Counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

3.           PURCHASE, SALE AND DELIVERY OF SECURITIES.

(a)           On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price equal to $1.3299 per share (the “Per Share Price”), the Firm Shares as set forth opposite the name of such Underwriter on Schedule I hereto and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Additional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Per Share Price, that portion of the number of Additional Shares as to which such election shall have been exercised (to be adjusted by the Representative so as to eliminate fractional shares) determined by multiplying such number of Additional Shares by a fraction, the numerator of which is the maximum number of Additional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Additional Shares that all of the Underwriters are entitled to purchase hereunder.

As referenced in Section 3(a)(ii) above, the Company hereby grants to the several Underwriters the option to purchase from the Company an aggregate of up to 1,185,650 Additional Shares, at the Per Share Price.  This option may be exercised by the Representative on behalf of the Underwriters at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company.  Such notice shall set forth the aggregate number of  Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "Option Closing  Date"); provided, however, that the Option Closing Date shall not be earlier than the first Closing Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised unless the Company and the Underwriters otherwise agree.

Payment of the purchase price and delivery for the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Firm Shares as set forth in subparagraph (b) below.

(b)           The Securities will be delivered by the Company to the Underwriters for the Underwriters’ accounts against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company, as appropriate, at the offices of B. Riley & Co., LLC, 11100 Santa Monica Boulevard, Suite 800, Los Angeles, California 90025, or such other location as may be mutually acceptable, (A) with respect to the Firm Shares, at 8:00 a.m. Pacific time on the third (or if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or in whole or in part at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act (each such time and date of delivery being herein referred to as a “Closing Date”) and (b) with respect to the Additional Shares, at 8:00 a.m. Pacific time on the Option Closing Date. If the Representative so elects, delivery of the Securities may be made by credit through full fast transfer to the account at

The Depository Trust Company designated by the Representative.  Certificates representing the Securities, in definitive form and in such denominations and registered in such names as the Representative may request upon at least two business days’ prior notice to the Company, will be made available for checking and packaging not later than 10:30 a.m., Pacific time, on the business day next preceding the applicable closing date at the offices of B. Riley & Co., LLC, 11100 Santa Monica Boulevard, Suite 800, Los Angeles, California 90025, or such other location as may be mutually acceptable.

4.           COVENANTS.

(a)           The Company covenants and agrees with the Underwriters as follows:

(i)           During the period  beginning  on the date  hereof and ending on the later of the final Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act is no longer required to be provided), in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters reasonably object.

(ii)           During the Prospectus Delivery Period, the Company shall promptly advise the Underwriters in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

(iii)           (A)  During the Prospectus Delivery Period, the Company will comply as far as it is able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package, and the Registration Statement and the Prospectus.  If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriters or counsel to the Underwriters to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Underwriters and will amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(B)           If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or promptly will notify the Underwriters and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(iv)           The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as the Underwriters reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

(v)           The Company will furnish to the Underwriters and counsel for the Underwriters copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.

(vi)           The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited)

covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(vii)           The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees of the Company in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which the Underwriters shall designate, (D) the fees and expenses of any transfer agent or registrar, (E) the filing fees incident to any required review and approval by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Securities, (F) listing fees, if any, and (G) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If this Agreement is terminated by the Underwriters pursuant to Section 8 hereof or if the sale of the Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all out-of-pocket disbursements (including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder. Notwithstanding anything contained herein, the Company agrees to reimburse the Underwriters for Underwriters’ counsel fees, disbursements and expenses in an amount up to $40,000.

(viii)           The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus.

(ix)           The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(x)           The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xi)           During the Prospectus Delivery Period, the Company will file on a timely basis with the Commission such periodic and special reports as required by the Rules and Regulations.

(xii)           The Company and its subsidiaries will maintain such controls and other procedures, including without limitation those applicable to the Company and required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.

(xiii)           The Company and its subsidiaries will substantially comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(xiv)           The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and the Underwriters represent and agree that, unless they obtain the prior written consent of the Company, they have not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule III.  Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(xv)           The Company will not, for a period of ninety (90) days from the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Representative, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than (i) the Company’s sale of the Securities hereunder, (ii) the issuance of Common Stock or any equity awards (including the issuance of Common Stock upon exercise or settlement of such equity awards) pursuant to the Company’s employee benefit plans, stock option and employee stock purchase plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus, (iii) the issuance of Common Stock pursuant to the vesting or exercises of options, restricted stock units, warrants or rights outstanding on the date hereof, (iv) the Private Placement Securities and (v) the Acquisition Shares.  The Company will cause each director and executive officer listed on Schedule VI to furnish to the Underwriters, prior to the first Closing Date, a letter, substantially in the form of Schedule V hereto, pursuant to which each such person shall agree, among other things, subject to the terms and conditions set forth in each such letter, not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, not to engage in any swap or other agreement or arrangement that transfers, in whole or in part, directly or indirectly, the economic risk of ownership of Common Stock or any such securities, during the period of ninety (90) days from the date of the Prospectus, without the prior written consent of the Representative.  The Company also agrees that during such ninety (90) day period, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for (i) registration statements on Form S-8 relating to employee benefit plans and (ii) a registration statement on Form S-3 (or such other form as may be appropriate) relating to the resale by selling stockholders of the shares of Common Stock referred to in clauses (iv) and (v) above.  The Company hereby agrees that (A) if it issues an earnings release or material news, or if a material event relating to the Company occurs, during the last seventeen days of the Lock-Up Period, or (B) if prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Section 4(a)(xv) shall continue to apply until the expiration of the eighteen-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(xvi)           On or prior to each Closing Date, the Company shall cause Kelley Drye & Warren LLP, counsel for the Company, to furnish to the Underwriters an opinion dated such Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Schedule VII.

In rendering such opinion, such counsel may rely (i) as to matters of law other than New York, Delaware and federal law, upon the opinion or opinions of local counsel provided that the extent of such reliance is specified in such opinion and that such counsel shall state that such opinion or opinions of local counsel are satisfactory to them and that they believe they and the Underwriters are justified in relying thereon and (ii) as to matters of fact, to the extent such counsel deems reasonable upon certificates of officers of the Company and its subsidiaries provided that the extent of such reliance is specified in such opinion.

(xvii)           On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each of each Closing

Date and the Option Closing Date, the Company shall cause to be delivered to the Underwriters a letter of EisnerAmper LLP, dated the respective dates of delivery thereof, and addressed to the Underwriters, in form and substance satisfactory to the Underwriters.

(xviii)           On or prior to the first Closing Date, the Company shall cause the Underwriters to have received the written agreements, substantially in the form of Schedule V hereto, of the directors and executive officers of the Company listed on Schedule VI to this Agreement.

(xix)           On or prior to each Closing Date, the Company shall furnish to the Underwriters a certificate, dated such Closing Date and addressed to the Underwriters, signed by the chief executive officer or the chief financial officer of the Company, to the effect that:

(A)           The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(B)           The signers of said certificate have carefully examined the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Time of Sale Disclosure Package, the Registration Statement or the Prospectus), and

(1)           each part of the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) contain, and contained, when such part of the Registration Statement (or such amendment) became effective, all statements and information required to be included therein, each part of the Registration Statement, or any amendment thereof, does not contain, and did not contain, when such part of the Registration Statement (or such amendment) became effective, any untrue statement of a material fact or omit to state, and did not omit to state when such part of the Registration Statement (or such amendment) became effective, any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include and did not include as of its date, or the time of first use within the meaning of the Rules and Regulations, any untrue statement of a material fact or omit to state and did not omit to state as of its date, or the time of first use within the meaning of the Rules and Regulations, a material fact necessary to make the statements therein, in light of the circumstances under which they were made,

(2)           neither (I) the Time of Sale Disclosure Package nor (II) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, include, nor included as of the Time of

Sale any untrue statement of a material fact or omits, or omitted as of the Time of Sale, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,

(3)           since the Time of Sale, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the Time of Sale Disclosure Package, the Registration Statement or into the Prospectus that has not been so filed, and

(4)           except as stated in the Time of Sale Disclosure Package and in the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any Material Adverse Change.

(xx)           On or prior to each Closing Date the Company shall furnish to the Underwriters and counsel for the Underwriters such additional documents, certificates and evidence as the Underwriters or counsel for the Underwriters may have reasonably requested with respect to such Closing Date.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Underwriters and counsel for the Underwriters.  The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and other documents as the Underwriters shall reasonably request.

(b)           B. Riley & Co., LLC covenants and agrees with the Company that in all dealings hereunder, it shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by B. Riley & Co., LLC as the representative of the Underwriters.

5.           CONDITIONS OF THE UNDERWRITERS’ OBLIGATIONS.  The obligations of the Underwriters hereunder are subject to the following conditions:

(a)           If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission for additional information (to be included in the

Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing  Prospectus or otherwise) shall have been complied with to the Underwriters’ satisfaction; and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b)           Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, there shall not have occurred any material adverse change in the financial condition, business, property, operations or results of operations of the Company and its subsidiaries, taken as a whole, or, to the Company’s knowledge, in the financial condition, business property, operations or results of operations of the Company, its subsidiaries and Tg, taken as a whole, in each case other than any circumstance, occurrence, fact, change, event or effect arising from or relating to (i) general business, economic, political, social, legal or regulatory conditions in the United States and (ii) the industries in which the Company operates in general and not specifically arising from or relating to the Company; provided, that the parties agree that it shall not be a material adverse change if the government of the United States should default on its debt or spending obligations, threaten to do so, or fail to pass a continuing resolution regarding spending to fund the operations of the United States government, and no event or circumstance related to any of the foregoing shall be a material adverse change.

(c)           On the applicable Closing Date, there shall have been furnished to the Underwriters a certificate, dated such Closing Date and addressed to the Underwriters, signed by the chief executive officer or the chief financial officer of the Company, confirming the matters set forth in (a) and (b) above.

Such certificate will be in compliance with the provisions hereof only if it is satisfactory in form and substance to the Underwriters and counsel for the Underwriters.  The Company will furnish the Underwriters with such conformed copies of such certificate as the Underwriters shall reasonably request.

6.           INDEMNIFICATION AND CONTRIBUTION.

(a)           The Company agrees to indemnify and hold harmless the Underwriters against any losses, claims, damages or liabilities to which the Underwriters may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), any Issuer Free Writing Prospectus or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriters for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, any Issuer Free Writing Prospectus or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by the Representative specifically for use in the preparation thereof.

In addition to their other obligations under this Section 6(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), it will reimburse the Underwriters on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction.  To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriters shall promptly return it to the Company, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Wells Fargo Bank, N.A. (the “Prime Rate”).  Any such interim reimbursement payments which are not made to the Underwriters within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.  This indemnity agreement shall be in addition to any liabilities which they may otherwise have.

(b)           Each of the Underwriters will, severally and not jointly, indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Representative with respect to such Underwriter specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Underwriters, it is advisable for the Underwriters to be represented by separate counsel, the Underwriters shall have the right to employ a single counsel to represent the Underwriters in any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred (in accordance with the provisions of the second paragraph in subsection (a) above).

The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the respective Underwriter on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the respective Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the respective Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the respective Underwriter, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the respective Underwriter and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the respective Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), the respective Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities were offered to the public exceeds the amount of any damages that the respective Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)           The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls the respective Underwriter within the meaning of the Securities Act; and the obligations of the respective Underwriter under this Section 6 shall be in addition to any liability that the respective Underwriter may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

(f)           Each Underwriter confirms severally and not jointly and the Company acknowledges that there is no information concerning the Underwriters furnished in writing to the Company by the Representative specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.

7.           REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY.  All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including but not limited to the agreements of the Underwriters and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

8.           TERMINATION OF THIS AGREEMENT.

(a)           The Representative shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to any Closing Date if any condition of the Underwriters’ obligations hereunder is not fulfilled.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(vii) and Section 6 hereof shall at all times be effective and shall survive such termination.

(b)           If the Representative elects to terminate this Agreement as provided in this Section, the Company shall be notified promptly by the Representative by telephone, confirmed by letter.

9.           DEFAULT BY THE COMPANY.  If the Company shall fail at any Closing Date or at the Option Closing Date to sell and deliver the Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of the Underwriters or, except as provided in Section 4(a)(vii), any non-defaulting party.  No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

10.           NOTICES.  Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed, delivered or telecopied to B. Riley & Co., LLC, 11100 Santa Monica Boulevard, Suite 800, Los Angeles, California 90025, (310) 966-1448, Attention: Thomas Kelleher; if to the Company, shall be mailed, delivered or telecopied to it at 902 Broadway, 9th Floor, New York 10010, fax (212) 206-9001, Attention: Christopher J. McGurk; or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

11.           PERSONS ENTITLED TO BENEFIT OF AGREEMENT.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6.  Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.  The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from the Underwriters.

12.           ABSENCE OF FIDUCIARY RELATIONSHIP.  The Company acknowledges and agrees that: (a) the Underwriters have been retained solely to act as underwriters in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that the Underwriters are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriters, and not on behalf of the Company.

13.           GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

14.           COUNTERPARTS.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours,
CINEDIGM CORP.

By:	/s/ Adam M. Mizel
Name:Adam M. Mizel Title:Chief Operating Officer and Chief Financial Officer

Confirmed as of the date first above mentioned by the Underwriters.

B. RILEY & CO., LLC

By:	/s/ Bryant Riley
Name: Bryant Riley
Title: Chairman

On behalf of each of the Underwriters

Schedule I

Underwriters

Underwriter	Firm Shares	Additional Shares
B. Riley & Co., LLC	5,806,438	865,524
National Securities Corporation	2,097,902	320,126

Schedule II

Time of Sale Disclosure Package

None.

Schedule III

Issuer General Free Writing Prospectuses

None.

Schedule IV

Subsidiaries

1.	Access Digital Media, Inc., a Delaware corporation and a wholly-owned subsidiary of Cinedigm DC Holdings LLC.

2.	Hollywood Software, Inc., d/b/a AccessIT Software, a California corporation and a wholly-owned subsidiary of the Company.

3.	ADM Cinema Corporation d/b/a the Pavilion Theatre, a Delaware corporation and a wholly-owned subsidiary of the Company.

4.	Christie/AIX, Inc., a Delaware corporation and a wholly-owned subsidiary of Access Digital Media, Inc.

5.	Vistachiara Productions Inc., d/b/a The Bigger Picture, a Delaware corporation and a wholly-owned subsidiary of the Company.

6.	Access Digital Cinema Phase 2 Corp., a Delaware corporation and a wholly-owned subsidiary of the Company.

7.	Vistachiara Entertainment, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company.

8.	PLX Acquisition Corp, Inc., a Delaware corporation and a wholly-owned subsidiary of Hollywood Software, Inc.

9.	Access Digital Cinema Phase 2 B/AIX Corp., a Delaware corporation and a wholly-owned subsidiary of Access Digital Cinema Phase 2 Corp.

10.	Cinedigm Digital Funding I, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Christie/AIX, Inc.

11.	CDF2 Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Access Digital Cinema Phase 2 Corp.

12.	Cinedigm Digital Funding 2, LLC, a Delaware limited liability company and a wholly-owned subsidiary of CDF2 Holdings, LLC.

13.	Cinedigm Entertainment Corp., a New York corporation and a wholly-owned subsidiary of the Company.

14.	Cinedigm Digital Cinema Australia Pty Ltd, an Australian proprietary company and a wholly-owned subsidiary of the Company.

15.	Cinedigm DC Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company.

16.	Cinedigm Entertainment Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company.

Schedule V

Form of Lockup Agreement

B. Riley & Co., LLC
11100 Santa Monica Boulevard
Suite 800
Los Angeles, CA 90025

October 17, 2013

Re:  Cinedigm Corp. – Public Offering of Shares

Dear Sirs:

In order to induce the underwriters (the “Underwriters”) for whom B. Riley & Co., LLC is acting as representative (the “Representative”) to enter into an underwriting agreement with Cinedigm Corp., a Delaware corporation (the “Company”), with respect to the public offering (the “Offering”) of shares of the Company’s Class A Common Stock, par value $0.001 per share (“Common Stock”), the undersigned hereby agrees that for a period (the “lock-up period”) of ninety (90) days following the date of the final prospectus supplement filed by the Company with the Securities and Exchange Commission in connection with such Offering (the “Prospectus Supplement”), the undersigned will not, without the prior written consent of the Representative, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or any such securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as the same may be amended or supplemented from time to time (such shares or securities, the “Beneficially Owned Shares”)), (ii) enter into any swap, hedge or other agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, or (iii) engage in any short selling of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.  The foregoing sentence shall not apply to (a) transfers of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock as a bona fide gift, (b) in the case of a natural person, transfers of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock by will or intestate succession or to any trust or partnership for the direct or indirect benefit of the undersigned or any member of the immediate family of the undersigned or (c) the distribution of shares of Common Stock to limited partners in the ordinary course of business of a fund owned or controlled by the undersigned; provided that in the case of any transfer or distribution pursuant to clause (a) or (b), each donee shall agree to be bound by the terms of this Agreement.

For the purposes of the immediately preceding paragraph, “immediate family” shall mean spouse, domestic partner, lineal descendant (including adopted children), father, mother, brother or sister of the transferor.

If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last seventeen days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the sixteen-day period beginning on the last day of the lock-up period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the eighteen-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In addition, the undersigned hereby waives, from the date hereof until the expiration of the ninety (90) day period following the date of the Prospectus Supplement, any and all rights, if any, to request or demand registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares.  In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares.

If (i) the Company notifies the Representative in writing that it does not intend to proceed with the Offering, (ii) for any reason the Offering is terminated prior to the payment for and delivery of the Common Stock or (iii) the Offering shall not have been completed by October 28, 2013, then upon the occurrence of any such event, this Agreement shall immediately be terminated and the undersigned shall be released from its obligations hereunder.

[Signatory]
By:
Name:
Its:

Schedule VI

Directors and Executive Officers

1.	Christopher J. McGurk
2.	Adam M. Mizel
3.	Gary S. Loffredo
4.	Wayne L. Clevenger
5.	Matthew W. Finlay
6.	Martin B. O’Connor
7.	Peter C. Brown
8.	Laura Nisonger Sims
9.	John B. Brownson

Schedule VII

Opinion of Kelley Drye & Warren LLP

1.
Each of the Corporation and the Subsidiaries is validly existing as a corporation, limited liability company or legal entity (as the case may be) in good standing under the laws of its state of organization.  Each of the Corporation and its Subsidiaries, other than the Australian Entity as to which we express no opinion, has full corporate or company power and corporate or company authority required to own or lease, as the case may be, its properties and conduct its business as described in the Registration Statement and in the Prospectus.  The Corporation is duly qualified to do business as a foreign entity and is in good standing under the laws of New York and California.

2.
The capital stock of the Corporation conforms as to legal matters to the description thereof contained in the Prospectus under the caption “Description of Capital Stock.”  All of the issued and outstanding shares of the capital stock of the Corporation have been duly authorized and validly issued and are fully paid and nonassessable.  The Securities to be issued and sold by the Corporation have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreements, will have been validly issued and will be fully paid and nonassessable.  Except as otherwise stated in the Registration Statement or in any of the exhibits attached thereto and documents incorporated by reference therein, and in the Prospectus, to our knowledge there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any Securities pursuant to the Corporation’s Certificate of Incorporation, Bylaws or any agreement or other instrument known to us to which the Corporation is a party or by which the Corporation is bound.  Except as otherwise stated in the Registration Statement or in any of the exhibits attached thereto and documents incorporated by reference therein, and in the Prospectus, to our knowledge, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by the Underwriting Agreements gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Corporation, except for those rights that have been waived.

3.
Based on advice of the SEC, the Registration Statement was declared effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to our  knowledge, threatened by the SEC.

4.
The descriptions in the Registration Statement, Preliminary Prospectus and Prospectus under the captions “Description of Common Stock”, “Plan of Distribution” and “Underwriting” and in the Registration Statement in Item 15, insofar as such statements purport to summarize legal matters, agreements or documents discussed therein, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein.

5.
To our knowledge and other than as set forth in the Registration Statement or in any of the exhibits attached thereto and documents incorporated by reference therein, and in the Preliminary Prospectus and the Prospectus, there are (a) no statutes or regulations currently in effect required to be disclosed therein, or (b) legal or governmental proceedings pending or threatened against the Corporation, required to be disclosed therein.

6.
To our knowledge, there is no indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument to which the Corporation is a party of a character required to be filed as an exhibit to the Registration Statement or to the filings incorporated by reference in the Prospectus as set forth therein under the heading “Incorporation of Certain Documents by Reference”, which is not filed as required by the Securities Act or the Exchange Act and the rules and regulations thereunder.

7.
The Corporation has the corporate power and corporate authority to enter into the Underwriting Agreement, and the Underwriting Agreement have been duly authorized, executed and delivered by the Corporation.

8.
The execution, delivery and performance of the Underwriting Agreement by the Corporation and the consummation of the transactions therein contemplated by the Corporation will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation known to us, or a breach or violation of an agreement or instrument, in each case known to us to which the Corporation is a party or by which it is bound or to which any of its property is subject, the Corporation’s Certificate of Incorporation or Bylaws, or any order or decree known to us of any court or governmental agency or body having jurisdiction over the Corporation or any of its properties.

9.
No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required to be obtained or made by the Corporation or its Subsidiaries for the execution, delivery and performance by the Corporation of the Underwriting Agreement or for the consummation of the transactions contemplated by the Underwriting Agreement including the issuance or sale of the Securities by the Corporation, except (i) such as have been obtained under the Securities Act and (ii) such as may be required under state blue sky laws or the bylaws, rules and regulations of FINRA.

10.
The Registration Statement, the Preliminary Prospectus and the Prospectus, and any amendment thereof or supplement thereto, comply, and as of their respective effective or issue dates (including, without limitation, the Time of Sale) complied, as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations, and to our knowledge, the conditions for use of Form S-3, set forth in the General Instructions thereto, have been satisfied.

11.
Each document filed pursuant to the Exchange Act (other than the financial statements and supporting schedules included therein, as to which no opinion is rendered) which is incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the Exchange Act.

12.
The Corporation is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Preliminary Prospectus and the Prospectus, will not be an “investment company” as defined in the Investment Company Act.

Kelley Drye & Warren LLP has participated in conferences with officers and other representatives of the Corporation, representatives of the independent public accountants for the Corporation and representatives of the Underwriters at which the contents of the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and related matters, were discussed. Although Kelley Drye & Warren LLP has not represented the Company in connection with the Acquisition or the credit facility to be entered into concurrently therewith and although Kelley Drye & Warren LLP is not passing upon and does not assume any responsibility for the accuracy, or fairness of the statements contained in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus (except as otherwise set forth in its opinion), no facts have come to its attention which lead it to believe that either the Registration Statement, at the date of the Prospectus, the Time of Sale Disclosure Package, as of the Time of Sale and as of the date hereof, or the Prospectus, as of its date or dates as amended or supplemented, as applicable, and as of the date of the opinion, contained or contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that Kelley Drye & Warren LLP expresses no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus or any such supplement or amendment).